Exhibit 99.2

RETAIL PROPERTIES OF AMERICA, INC.

Unaudited Condensed Consolidated Financial Statements

As of and for the Three and Nine Months Ended September 30, 2021

RETAIL PROPERTIES OF AMERICA, INC.

RETAIL PROPERTIES OF AMERICA, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

	September 30, 2021	December 31, 2020
Assets
Investment properties:
Land	$1,099,503	$1,075,037
Building and other improvements	3,673,759	3,590,495
Developments in progress	147,599	188,556
	4,920,861	4,854,088
Less: accumulated depreciation	(1,607,927)	(1,514,440)
Net investment properties (includes $99,012 and $74,314 from consolidated variable interest entities, respectively)	3,312,934	3,339,648
Cash and cash equivalents	22,810	41,785
Accounts receivable, net	78,390	73,983
Acquired lease intangible assets, net	59,530	66,799
Right-of-use lease assets	26,088	42,768
Other assets, net (includes $824 and $354 from consolidated variable interest entities, respectively)	79,739	72,220
Total assets	$3,579,491	$3,637,203

Liabilities and Equity
Liabilities:
Mortgages payable, net	$89,798	$91,514
Unsecured notes payable, net	1,187,566	1,186,000
Unsecured term loans, net	467,743	467,559
Unsecured revolving line of credit	—	—
Accounts payable and accrued expenses (includes $249 and $0 from consolidated variable interest entities, respectively)	70,852	78,692
Distributions payable	16,110	12,855
Acquired lease intangible liabilities, net	58,164	61,698
Lease liabilities	41,887	84,628
Other liabilities (includes $2,397 and $3,890 from consolidated variable interest entities, respectively)	58,752	72,127
Total liabilities	1,990,872	2,055,073

Commitments and contingencies (Note 13)

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,798 and 214,168 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	215	214
Additional paid-in capital	4,524,284	4,519,522
Accumulated distributions in excess of earnings	(2,919,813)	(2,910,383)
Accumulated other comprehensive loss	(20,534)	(31,730)
Total shareholders’ equity	1,584,152	1,577,623
Noncontrolling interests	4,467	4,507
Total equity	1,588,619	1,582,130
Total liabilities and equity	$3,579,491	$3,637,203

See accompanying notes to condensed consolidated financial statements

RETAIL PROPERTIES OF AMERICA, INC.

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Lease income	$122,523	$107,358	$363,142	$322,856

Expenses:
Operating expenses	16,410	15,620	51,655	46,877
Real estate taxes	18,118	19,720	54,851	56,169
Depreciation and amortization	39,758	41,741	129,440	125,669
Provision for impairment of investment properties	—	2,279	—	2,625
General and administrative expenses	9,980	8,514	31,472	26,170
Total expenses	84,266	87,874	267,418	257,510

Other (expense) income:
Interest expense	(18,907)	(21,941)	(56,435)	(58,347)
Gain on sales of investment properties	4,434	—	4,434	—
Gain on litigation settlement	—	—	—	6,100
Other (expense) income, net	(6,103)	169	(5,942)	(377)
Net income (loss)	17,681	(2,288)	37,781	12,722
Net loss attributable to noncontrolling interests	31	—	40	—
Net income (loss) attributable to common shareholders	$17,712	$(2,288)	$37,821	$12,722

Earnings (loss) per common share – basic and diluted:
Net income (loss) per common share attributable to common shareholders	$0.08	$(0.01)	$0.18	$0.06

Net income (loss)	$17,681	$(2,288)	$37,781	$12,722
Other comprehensive income (loss):
Net unrealized gain (loss) on derivative instruments (Note 8)	2,293	3,124	11,196	(23,764)
Comprehensive income (loss)	19,974	836	48,977	(11,042)
Comprehensive loss attributable to noncontrolling interests	31	—	40	—
Comprehensive income (loss) attributable to the Company	$20,005	$836	$49,017	$(11,042)

Weighted average number of common shares outstanding – basic	213,894	213,385	213,786	213,312

Weighted average number of common shares outstanding – diluted	214,844	213,385	214,420	213,312

See accompanying notes to condensed consolidated financial statements

RETAIL PROPERTIES OF AMERICA, INC.

Condensed Consolidated Statements of Equity

(Unaudited)

(in thousands, except per share amounts)

	Class A Common Stock		Additional Paid-in	Accumulated Distributions in Excess of	Accumulated Other Comprehensive	Total Shareholders’	Noncontrolling
	Shares	Amount	Capital	Earnings	(Loss) Income	Equity	Interests	Total Equity
Three Months Ended
Balance as of July 1, 2020	214,253	$214	$4,515,716	$(2,886,387)	$(39,176)	$1,590,367	$3,718	$1,594,085
Net loss	—	—	—	(2,288)	—	(2,288)	—	(2,288)
Other comprehensive income	—	—	—	—	3,124	3,124	—	3,124
Contributions from noncontrolling interests	—	—	—	—	—	—	789	789
Distributions declared to common shareholders ($0.05 per share)	—	—	—	(10,713)	—	(10,713)	—	(10,713)
Stock-based compensation expense	—	—	2,280	—	—	2,280	—	2,280
Balance as of September 30, 2020	214,253	$214	$4,517,996	$(2,899,388)	$(36,052)	$1,582,770	$4,507	$1,587,277
Three Months Ended
Balance as of July 1, 2021	214,798	$215	$4,522,790	$(2,921,415)	$(22,827)	$1,578,763	$4,498	$1,583,261
Net income (loss)	—	—	—	17,712	—	17,712	(31)	17,681
Other comprehensive income	—	—	—	—	2,293	2,293	—	2,293
Distribution to partner from terminated consolidated joint venture	—	—	(494)	—	—	(494)	—	(494)
Distributions declared to common shareholders ($0.075 per share)	—	—	—	(16,110)	—	(16,110)	—	(16,110)
Stock-based compensation expense	—	—	1,988	—	—	1,988	—	1,988
Balance as of September 30, 2021	214,798	$215	$4,524,284	$(2,919,813)	$(20,534)	$1,584,152	$4,467	$1,588,619

Nine Months Ended
Balance as of January 1, 2020	213,600	$214	$4,510,484	$(2,865,933)	$(12,288)	$1,632,477	$3,596	$1,636,073
Net income	—	—	—	12,722	—	12,722	—	12,722
Other comprehensive loss	—	—	—	—	(23,764)	(23,764)	—	(23,764)
Contributions from noncontrolling interests	—	—	—	—	—	—	3,128	3,128
Termination of consolidated joint ventures	—	—	2,217	—	—	2,217	(2,217)	—
Distributions declared to common shareholders ($0.215625 per share)	—	—	—	(46,177)	—	(46,177)	—	(46,177)
Issuance of common stock	148	—	—	—	—	—	—	—
Issuance of restricted shares	624	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	6,734	—	—	6,734	—	6,734
Shares withheld for employee taxes	(119)	—	(1,439)	—	—	(1,439)	—	(1,439)
Balance as of September 30, 2020	214,253	$214	$4,517,996	$(2,899,388)	$(36,052)	$1,582,770	$4,507	$1,587,277
Nine Months Ended
Balance as of January 1, 2021	214,168	$214	$4,519,522	$(2,910,383)	$(31,730)	$1,577,623	$4,507	$1,582,130
Net income (loss)	—	—	—	37,821	—	37,821	(40)	37,781
Other comprehensive income	—	—	—	—	11,196	11,196	—	11,196
Distribution to partner from terminated consolidated joint venture	—	—	(494)	—	—	(494)	—	(494)
Distributions declared to common shareholders ($0.22 per share)	—	—	—	(47,251)	—	(47,251)	—	(47,251)
Issuance of common stock, net of offering costs	151	—	(249)	—	—	(249)	—	(249)
Issuance of restricted shares	608	1	—	—	—	1	—	1
Stock-based compensation expense	—	—	6,764	—	—	6,764	—	6,764
Shares withheld for employee taxes	(129)	—	(1,259)	—	—	(1,259)	—	(1,259)
Balance as of September 30, 2021	214,798	$215	$4,524,284	$(2,919,813)	$(20,534)	$1,584,152	$4,467	$1,588,619

See accompanying notes to condensed consolidated financial statements

RETAIL PROPERTIES OF AMERICA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$37,781	$12,722
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129,440	125,669
Provision for impairment of investment properties	—	2,625
Gain on sales of investment properties	(4,434)	—
Amortization of loan fees and debt discount, net	3,667	3,249
Amortization of stock-based compensation	6,764	6,734
Debt prepayment fees	—	2,786
Payment of leasing fees and inducements	(7,768)	(5,787)
Changes in accounts receivable, net	(1,060)	(17,195)
Changes in right-of-use lease assets	1,302	1,391
Changes in accounts payable and accrued expenses, net	(7,821)	(12,392)
Changes in lease liabilities	(711)	(671)
Changes in other operating assets and liabilities, net	541	621
Other, net	(6,510)	(1,111)
Net cash provided by operating activities	151,191	118,641

Cash flows from investing activities:
Purchase of investment properties	(60,922)	(54,970)
Capital expenditures and tenant improvements	(31,760)	(44,955)
Proceeds from sales of investment properties	17,807	11,369
Investment in developments in progress	(41,021)	(58,939)
Net cash used in investing activities	(115,896)	(147,495)

Cash flows from financing activities:
Principal payments on mortgages payable	(1,797)	(2,160)
Proceeds from unsecured notes payable	—	493,746
Repayments of unsecured notes payable	—	(100,000)
Repayments of unsecured term loans	—	(250,000)
Proceeds from unsecured revolving line of credit	7,000	937,704
Repayments of unsecured revolving line of credit	(7,000)	(955,704)
Payment of loan fees and deposits	(6,659)	(5,403)
Debt prepayment fees	—	(2,786)
Distribution to partner from terminated consolidated joint venture	(494)	—
Distributions paid	(43,996)	(70,851)
Other, net	(1,508)	1,689
Net cash (used in) provided by financing activities	(54,454)	46,235

Net (decrease) increase in cash, cash equivalents and restricted cash	(19,159)	17,381
Cash, cash equivalents and restricted cash, at beginning of period	45,329	14,447
Cash, cash equivalents and restricted cash, at end of period	$26,170	$31,828

(continued)

RETAIL PROPERTIES OF AMERICA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Supplemental cash flow disclosure, including non-cash activities:
Cash paid for interest, net of interest capitalized	$59,198	$52,919
Cash paid for amounts included in the measurement of operating lease liabilities	$4,127	$4,406
Distributions payable	$16,110	$10,713
Accrued capital expenditures and tenant improvements	$4,008	$8,182
Accrued leasing fees and inducements	$977	$1,594
Accrued redevelopment costs	$1,902	$2,678
Amounts reclassified to developments in progress	$—	$305
Developments in progress placed in service	$82,476	$4,725
Change in noncontrolling interest due to termination of joint ventures	$—	$2,217
Lease liabilities arising from obtaining right-of-use lease assets	$—	$383

Purchase of investment properties (after credits at closing):
Net investment properties	$(32,559)	$(58,760)
Right-of-use lease assets	15,378	5,999
Accounts receivable, acquired lease intangibles and other assets	(1,577)	(1,801)
Lease liabilities	(42,029)	(5,942)
Accounts payable, acquired lease intangibles and other liabilities	(135)	5,534
Purchase of investment properties (after credits at closing)	$(60,922)	$(54,970)

Proceeds from sales of investment properties:
Net investment properties	$13,395	$11,307
Accounts receivable, acquired lease intangibles and other assets	112	167
Accounts payable, acquired lease intangibles and other liabilities	(134)	(105)
Gain on sales of investment properties	4,434	—
Proceeds from sales of investment properties	$17,807	$11,369

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents, at beginning of period	$41,785	$9,989
Restricted cash, at beginning of period (included within “Other assets, net”)	3,544	4,458
Total cash, cash equivalents and restricted cash, at beginning of period	$45,329	$14,447

Cash and cash equivalents, at end of period	$22,810	$27,371
Restricted cash, at end of period (included within “Other assets, net”)	3,360	4,457
Total cash, cash equivalents and restricted cash, at end of period	$26,170	$31,828

See accompanying notes to condensed consolidated financial statements

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(1) ORGANIZATION AND BASIS OF PRESENTATION

Retail Properties of America, Inc. (the Company) was formed on March 5, 2003 and its primary purpose is to own and operate high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of September 30, 2021, the Company owned 102 retail operating properties in the United States.

On July 18, 2021, the Company entered into a definitive Agreement and Plan of Merger (Merger Agreement) with Kite Realty Group Trust (Kite) and KRG Oak, LLC, a wholly owned subsidiary of Kite (Merger Sub). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Merger Sub, with Merger Sub surviving the merger (Merger). At the effective time of the Merger (Effective Time), each share of Class A common stock of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.623 common shares of Kite, plus the right, if any, to receive cash in lieu of fractional common shares of Kite. During the period from the date of the Merger Agreement until the completion of the Merger, the Company is subject to certain restrictions on its ability to engage with third parties regarding alternative acquisition proposals and on the conduct of the Company’s business.

On October 19, 2021, the Company and Kite each held a special meeting of shareholders at which both shareholder groups approved the respective Merger-related proposals. The closing of the Merger is expected to occur on October 22, 2021, subject to the satisfaction of certain closing conditions; however, there can be no assurance that (i) all closing conditions will be satisfied or waived by October 22, 2021, (ii) the Merger will close on October 22, 2021 or (iii) the Merger will be consummated.

During the three and nine months ended September 30, 2021, the Company recorded costs of $6,196 associated with the Merger, which is included within “Other (expense) income, net” in the accompanying condensed consolidated statements of operations and other comprehensive income (loss). In addition, the Company estimates approximately $55,000 to $65,000 of Merger-related costs will be incurred, which are primarily related to compensation and financial, legal, tax and audit advisors. This estimate is based on the best information available to management and may be impacted by future developments related to the Merger that could result in inaccurate estimates that could be material to the Company’s condensed consolidated financial statements.

The Company has elected to be taxed as a real estate investment trust (REIT) under the Internal Revenue Code of 1986, as amended (the Code). The Company believes it qualifies for taxation as a REIT and, as such, the Company generally will not be subject to U.S. federal income tax on taxable income that is distributed to its shareholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to U.S. federal income tax on its taxable income. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and U.S. federal income and excise taxes on its undistributed income. The Company has one wholly owned subsidiary that has jointly elected to be treated as a taxable REIT subsidiary (TRS) and is subject to U.S. federal, state and local income taxes at regular corporate tax rates. The income tax expense incurred by the TRS did not have a material impact on the Company’s accompanying condensed consolidated financial statements.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are based on the best information available to management and may be impacted by future developments related to the Merger, including decisions made by the management of Kite with respect to such estimates and assumptions, which, in each case, could result in estimates and assumptions that differ materially from those made by the Company’s management and could be material to the Company’s condensed consolidated financial statements. For example, significant estimates and assumptions have been made with respect to (i) the reserve for uncollectible lease income, (ii) provision for impairment, including estimates of holding periods, capitalization rates and discount rates (where applicable), and (iii) initial valuations and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions and initial recognition of right-of-use lease assets and lease liabilities. Actual results could differ from these estimates.

All dollar amounts and share amounts in these condensed consolidated financial statements and notes thereto are stated in thousands with the exception of per share, per square foot and per unit amounts.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The accompanying condensed consolidated financial statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated variable interest entities (VIEs). All intercompany balances and transactions have been eliminated in consolidation. Wholly owned subsidiaries generally consist of limited liability companies, limited partnerships and statutory trusts.

The Company’s property ownership as of September 30, 2021 is summarized below:

Property Count
Retail operating properties	102
Expansion and redevelopment projects:
One Loudoun Downtown – Pads G & H (a)	—
Carillon	1
The Shoppes at Quarterfield	1
Total number of properties	104

(a)	The operating portion of this property is included within the property count for retail operating properties.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Refer to the Company’s 2020 Annual Report on Form 10-K for a summary of its significant accounting policies. There have been no changes to the Company’s significant accounting policies in the nine months ended September 30, 2021.

(3) ACQUISITIONS AND DEVELOPMENTS IN PROGRESS

Acquisitions

The Company closed on the following acquisitions during the nine months ended September 30, 2021:

Date	Property Name	Metropolitan Statistical Area (MSA)	Property Type	Square Footage	Acquisition Price
July 26, 2021	Arcadia Village	Phoenix	Multi-tenant retail	37,000	$21,000
August 18, 2021	Gateway Plaza	Dallas	Fee interest (a)	—	40,033
				37,000	$61,033	(b)

(a)	The Company acquired the fee interest in an existing multi-tenant retail operating property located in Southlake, Texas, which was previously subject to a ground lease with a third party.

(b)	Acquisition price does not include capitalized closing costs and adjustments netting to $(962).

The Company closed on the following acquisition during the nine months ended September 30, 2020:

Date	Property Name	MSA	Property Type	Square Footage	Acquisition Price
February 6, 2020	Fullerton Metrocenter	Los Angeles	Fee interest (a)	154,700	$55,000
				154,700	$55,000	(b)

(a)	The Company acquired the fee interest in an existing multi-tenant retail operating property. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.

(b)	Acquisition price does not include capitalized closing costs and adjustments totaling $240.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the acquisition date values, before prorations, the Company recorded in conjunction with the acquisitions discussed above:

	Nine Months Ended September 30,
	2021	2020
Land	$20,723	$57,137
Building and other improvements, net	11,835	1,623
Acquired lease intangible assets (a)	1,585	2,014
Right-of-use lease asset (b)	(15,378)	—
Acquired lease intangible liabilities (c)	(834)	(5,534)
Lease liability (b)	42,141	—
Net assets acquired	$60,072	$55,240

(a)	The weighted average amortization period for acquired lease intangible assets is 22 years and 17 years for acquisitions completed during the nine months ended September 30, 2021 and 2020, respectively.

(b)	The Company acquired the fee interest in an existing multi-tenant retail operating property located in Southlake, Texas, which was previously subject to a ground lease with a third party. At acquisition, the existing right-of-use lease asset and lease liability were extinguished.

(c)	The weighted average amortization period for acquired lease intangible liabilities is 39 years and 17 years for acquisitions completed during the nine months ended September 30, 2021 and 2020, respectively.

These acquisitions were funded using a combination of available cash on hand, proceeds from dispositions and proceeds from the Company’s unsecured revolving line of credit. All of the acquisitions completed during 2021 and 2020 were considered asset acquisitions and, as such, transaction costs were capitalized upon closing.

In addition, the Company capitalized $704 and $2,191 of internal salaries and related benefits of personnel directly involved in capital upgrades and tenant improvements during the three and nine months ended September 30, 2021, respectively, and $633 and $1,900 during the three and nine months ended September 30, 2020, respectively. The Company also capitalized internal leasing incentives of $68 and $231 during the three and nine months ended September 30, 2021, respectively, and $66 and $168 during the three and nine months ended September 30, 2020, respectively, all of which were incremental to signed leases.

Developments in Progress

The carrying amount of the Company’s developments in progress are as follows:

Property Name	MSA	September 30, 2021	December 31, 2020
Expansion and redevelopment projects
Circle East (a)	Baltimore	$—	$38,180
One Loudoun Downtown (b)	Washington, D.C.	85,829	89,103
Carillon	Washington, D.C.	33,884	33,463
The Shoppes at Quarterfield	Baltimore	2,436	865
Pad development projects
Southlake Town Square (c)	Dallas	—	1,495
		122,149	163,106
Land held for future development
One Loudoun Uptown	Washington, D.C.	25,450	25,450
Total developments in progress		$147,599	$188,556

(a)	During the nine months ended September 30, 2021, this project was placed in service and reclassified into “Land” and “Building and other improvements” in the accompanying condensed consolidated balance sheets.

(b)	During the nine months ended September 30, 2021, the 99 multi-family rental units and additional portions of the project at One Loudoun Downtown – Pad G were placed in service and reclassified into “Land” and “Building and other improvements” in the accompanying condensed consolidated balance sheets.

(c)	During the three months ended September 30, 2021, the project was placed in service and reclassified into “Building and other improvements” in the accompanying condensed consolidated balance sheets.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In response to macroeconomic conditions related to the novel coronavirus (COVID-19) pandemic, the Company halted plans for vertical construction at its Carillon redevelopment during 2020 and materially reduced the planned scope and spend for the project.

The Company capitalized $1,717 and $5,548 of indirect project costs related to redevelopment projects during the three and nine months ended September 30, 2021, including, among other costs, $368 and $1,136 of internal salaries and related benefits of personnel directly involved in the redevelopment projects and $1,105 and $3,651 of interest, respectively. The Company capitalized $1,338 and $4,001 of indirect project costs related to redevelopment projects during the three and nine months ended September 30, 2020, including, among other costs, $318 and $1,019 of internal salaries and related benefits of personnel directly involved in the redevelopment projects and $804 and $2,325 of interest, respectively.

Variable Interest Entities

As of September 30, 2021, the Company had one joint venture related to the development, ownership and operation of the multi-family rental portion of the expansion project at One Loudoun Downtown – Pads G & H, of which joint venture the Company owns 90%.

The joint venture is considered a VIE primarily because the Company’s joint venture partner does not have substantive kick-out rights or substantive participating rights. The Company is considered the primary beneficiary as it has a controlling financial interest in the joint venture. As such, the Company has consolidated the joint venture and presented the joint venture partner’s interest as noncontrolling interests.

As of September 30, 2021 and December 31, 2020, the Company recorded the following related to the One Loudoun Downtown – Pads G & H consolidated joint venture:

	One Loudoun Downtown – Pads G & H
	September 30, 2021	December 31, 2020
Net investment properties	$99,012	$74,314
Other assets, net	$824	$354
Accounts payable and accrued expenses	$249	$—
Other liabilities	$2,397	$3,890
Noncontrolling interests	$4,467	$4,507

As of September 30, 2021, the Company has funded $5,254 of the partner’s development costs related to One Loudoun Downtown – Pads G & H through a loan provided by the Company to the joint venture. The loan, secured by the joint venture project, is required to be repaid subsequent to the completion of construction and stabilization of the project and is eliminated upon consolidation. Under terms defined in the joint venture agreement, after construction completion and stabilization of the development project, the Company has the ability to call, and the joint venture partner has the ability to put to the Company, subject to certain conditions, the joint venture partner’s interest in the joint venture at fair value. During the nine months ended September 30, 2021, a $40 loss was attributed to the noncontrolling interests. There was no income attributed to the noncontrolling interests during the nine months ended September 30, 2020.

(4) DISPOSITIONS

The Company closed on the following dispositions during the nine months ended September 30, 2021:

Date	Property Name	Property Type	Square Footage	Consideration	Aggregate Proceeds, Net (a)	Gain
August 6, 2021	HQ Shopping Center	Multi-tenant retail	116,400	$15,102	$14,623	$3,478
August 11, 2021	Streets of Yorktown	Multi-tenant retail	85,200	3,500	3,184	956
			201,600	$18,602	$17,807	$4,434

(a)	Aggregate proceeds are net of transaction costs.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company closed on the following disposition during the nine months ended September 30, 2020:

Date	Property Name	Property Type	Square Footage	Consideration	Aggregate Proceeds, Net (a)	Gain
February 13, 2020	King Philip’s Crossing	Multi-tenant retail	105,900	$13,900	$11,343	$—
			105,900	$13,900	$11,343	$—

(a)	Aggregate proceeds are net of transaction costs and exclude $26 of condemnation proceeds, which did not result in recognition of a gain.

None of the dispositions completed during the nine months ended September 30, 2021 and 2020 qualified for discontinued operations treatment and none are considered individually significant.

As of September 30, 2021 and December 31, 2020, no properties qualified for held for sale accounting treatment.

(5) EQUITY COMPENSATION PLANS

The Company’s Amended and Restated 2014 Long-Term Equity Compensation Plan, subject to certain conditions, authorizes the issuance of incentive and non-qualified stock options, restricted stock and restricted stock units, stock appreciation rights and other similar awards to the Company’s employees, non-employee directors, consultants and advisors in connection with compensation and incentive arrangements that may be established by the Company’s board of directors or executive management.

The following table summarizes the Company’s unvested restricted shares as of and for the nine months ended September 30, 2021:

	Unvested Restricted Shares	Weighted Average Grant Date Fair Value per Restricted Share
Balance as of January 1, 2021	685	$10.81
Shares granted (a)	608	$11.31
Shares vested	(389)	$10.27
Balance as of September 30, 2021 (b)	904	$11.38

(a)	Disregarding the impact at the Effective Time, shares granted vest over periods ranging from 0.9 years to three years in accordance with the terms of applicable award agreements. The Merger Agreement provides that all unvested restricted shares outstanding at the Effective Time will be assumed by Kite and converted into the right to receive 0.623 common shares of Kite (rounded up to the nearest whole share). Certain of these awards will become fully vested at the Effective Time and the remaining outstanding awards will continue to have and be subject to the same terms and conditions prior to the Effective Time.

(b)	As of September 30, 2021, total unrecognized compensation expense related to unvested restricted shares was $2,743, disregarding the impact at the Effective Time, which is expected to be amortized over a weighted average term of 1.2 years.

The following table summarizes the Company’s unvested RSUs as of and for the nine months ended September 30, 2021:

	Unvested RSUs	Weighted Average Grant Date Fair Value per RSU
RSUs eligible for future conversion as of January 1, 2021	974	$12.81
RSUs granted (a)	452	$10.06
Conversion of RSUs to common stock and restricted shares (b)	(260)	$14.39
RSUs eligible for future conversion as of September 30, 2021 (c)	1,166	$11.39

(a)	Assumptions and inputs as of the grant date included a risk-free interest rate of 0.16%, the Company’s historical common stock performance relative to the peer companies within the National Association of Real Estate Investment Trusts (NAREIT) Shopping Center Index and the Company’s projected common stock dividend yield of 4.08%. Disregarding the impact at the Effective Time, subject to continued employment, in 2024, following the performance period which concludes on December 31, 2023, one-third of the RSUs that are earned will convert into shares of common stock and two-thirds will convert into restricted shares with a one year vesting term.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(b)	On February 8, 2021, 260 RSUs converted into 102 shares of common stock and 197 restricted shares that, disregarding the impact at the Effective Time, will vest on December 31, 2021, subject to continued employment through such date, after applying a conversion rate of 115% based upon the Company’s Total Shareholder Return (TSR) relative to the TSRs of its peer companies for the performance period that concluded on December 31, 2020. An additional 49 shares of common stock were also issued, representing the dividends that would have been paid on the earned awards during the performance period.

(c)	As of September 30, 2021, total unrecognized compensation expense related to unvested RSUs was $6,040, disregarding the impact at the Effective Time, which is expected to be amortized over a weighted average term of 1.9 years. The Merger Agreement and the agreements under which the RSUs were granted and other agreements provide that all RSUs outstanding immediately prior to the Effective Time will be canceled at the Effective Time and the holder of each RSU will be considered to have earned 153% of the performance metrics applicable to such RSU, and will be entitled to receive, for each earned RSU, 0.623 Kite shares, plus cash for any fractional share and the dividend equivalent with respect to the earned RSU.

During the three months ended September 30, 2021 and 2020, the Company recorded compensation expense of $1,988 and $2,280, respectively, related to the amortization of unvested restricted shares and RSUs. During the nine months ended September 30, 2021 and 2020, the Company recorded compensation expense of $6,764 and $6,734, respectively, related to the amortization of unvested restricted shares and RSUs. The Company did not record any accelerated amortization of unvested restricted shares and RSUs related to the Merger as any such acceleration is contingent upon the closing of the Merger. The total fair value of restricted shares that vested during the nine months ended September 30, 2021 was $4,078. In addition, the total fair value of RSUs that converted into common stock during the nine months ended September 30, 2021 was $1,002.

Prior to 2013, non-employee directors had been granted options to acquire shares under the Company’s Third Amended and Restated Independent Director Stock Option and Incentive Plan. As of September 30, 2021 and 2020, options to purchase 10 and 16 shares of common stock, respectively, remained outstanding and exercisable. The Company did not grant any options in 2021 or 2020 and no compensation expense related to stock options was recorded during the nine months ended September 30, 2021 and 2020. On October 10, 2021, options to purchase 6 shares expired. The Merger Agreement provides that at the Effective Time, all outstanding options will be canceled and the holder will receive in cash the excess of (i) the product of the number of shares of Company common stock subject to such options, multiplied by 0.623, multiplied by the Kite share price over (ii) the product of the number of shares of Company common stock subject to such options multiplied by the exercise price.

(6) LEASES

Leases as Lessor

Lease income related to the Company’s operating leases is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Lease income related to fixed and variable lease payments
Base rent (a) (b)	$89,549	$83,871	$263,567	$264,974
Percentage and specialty rent (c)	1,011	488	2,168	1,812
Tenant recoveries (b) (c)	23,824	26,429	74,265	75,994
Lease termination fee income (c)	162	223	1,600	599
Other lease-related income (c)	1,438	1,232	4,215	3,781
Straight-line rental income, net (d)	3,569	(269)	4,776	(1,212)
Other
Uncollectible lease income, net (e)	2,500	(5,039)	10,817	(25,415)
Amortization of above and below market lease intangibles and lease inducements	470	423	1,734	2,323
Lease income	$122,523	$107,358	$363,142	$322,856

(a)	Base rent primarily consists of fixed lease payments; however, it also includes the net impact of variable lease payments related to lease concessions granted as relief due to COVID-19 in accordance with the Company’s policy elections related to the accounting treatment of such lease concessions. The impact of these lease concessions includes an increase of $796 and $894 for the three months ended September 30, 2021 and 2020, respectively, and $2,955 and $894 for the nine months ended September 30, 2021 and 2020, respectively, in base rent related to the repayment of amounts previously deferred under lease concessions that did not meet deferral accounting treatment; as a result, lease income was reduced for the deferral in previous periods, however recognized as variable lease income upon receipt of payment, partially offset by a decrease of $286 and $6,051 for the three months ended September 30, 2021 and 2020, respectively, and more than offset by $3,635 and $6,102 for the nine months ended September 30, 2021 and 2020, respectively, in base rent related to executed lease concession agreements that did not meet deferral accounting treatment and for which payment has not been received. Of the aggregate $286 and $3,635 decrease from lease concession agreements, $225 and $1,754 were associated with billed base rent from prior periods for the three and nine months ended September 30, 2021, respectively.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(b)	Base rent and tenant recoveries are presented gross of any uncollected amounts related to cash-basis tenants. Such uncollected amounts are reflected within “Uncollectible lease income, net.”

(c)	Represents lease income related to variable lease payments.

(d)	Represents lease income related to fixed lease payments. Straight-line rental income, net includes changes in the reserve for straight-line receivables related to tenants accounted for on the cash basis and changes in the population of tenants accounted for on the cash basis of $3,728 and $(3,089) for the three months ended September 30, 2021 and 2020, respectively, and $1,602 and $(5,760) for the nine months ended September 30, 2021 and 2020, respectively.

(e)	Uncollectible lease income, net includes (i) the change in reserve related to receivables associated with tenants accounted for on the cash basis of accounting and changes in the population of tenants accounted for on the cash basis, (ii) the impact of executed lease concessions that did not meet deferral accounting treatment, however, were agreed in previous periods; as a result, the impact of these anticipated concessions was included within the reserve for uncollectible lease income until executed, (iii) the net change in the general reserve for those receivables that are not considered probable of collection, and (iv) the estimated impact for lease concessions that have been agreed in principle with the tenant that are not expected to meet deferral accounting treatment, however, such agreements were not executed as of period end.

In response to COVID-19 and its related impact on many of the Company’s tenants, the Company reached agreements with tenants regarding lease concessions. The majority of the amounts addressed by the lease concessions are base rent, although certain concessions also address tenant recoveries and other charges. The majority of these concessions were agreed to and, in the majority of these circumstances, executed during the year ended December 31, 2020. For the three months ended September 30, 2021, the Company has agreed in principle and/or executed additional lease concessions to defer, without an extension of the lease term, $0 of previously uncollected base rent charges and to address an additional $219 of previously uncollected base rent charges through abatement, a combination of deferral and abatement or a concession with the extension of the lease term.

As of September 30, 2021, $1,993 of executed lease concessions to defer rental payment without an extension of the lease term, net of related reserves, remain outstanding within “Accounts receivable, net” in the accompanying condensed consolidated balance sheets. Further, as of September 30, 2021, the amounts that have been deferred to future periods under executed lease concessions, on a weighted average basis, will be received over a period of approximately three months.

(7) DEBT

The Company has the following types of indebtedness: (i) mortgages payable, (ii) unsecured notes payable, (iii) unsecured term loans and (iv) an unsecured revolving line of credit.

Mortgages Payable

The following table summarizes the Company’s mortgages payable:

	September 30, 2021			December 31, 2020
	Balance	Weighted Average Interest Rate	Weighted Average Years to Maturity	Balance	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate mortgages payable (a)	$90,359	4.37%	3.3	$92,156	4.36%	4.1
Discount, net of accumulated amortization	(417)			(450)
Capitalized loan fees, net of accumulated amortization	(144)			(192)
Mortgages payable, net	$89,798			$91,514

(a)	The fixed rate mortgages had interest rates ranging from 3.75% to 4.82% as of September 30, 2021 and December 31, 2020.

During the nine months ended September 30, 2021, the Company made scheduled principal payments of $1,797 related to amortizing loans.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Unsecured Notes Payable

The following table summarizes the Company’s unsecured notes payable:

		September 30, 2021		December 31, 2020
Unsecured Notes Payable	Maturity Date	Balance	Interest Rate/ Weighted Average Interest Rate	Balance	Interest Rate/ Weighted Average Interest Rate
Senior notes – 4.58% due 2024	June 30, 2024	$150,000	4.58%	$150,000	4.58%
Senior notes – 4.00% due 2025	March 15, 2025	350,000	4.00%	350,000	4.00%
Senior notes – 4.08% due 2026	September 30, 2026	100,000	4.08%	100,000	4.08%
Senior notes – 4.24% due 2028	December 28, 2028	100,000	4.24%	100,000	4.24%
Senior notes – 4.82% due 2029	June 28, 2029	100,000	4.82%	100,000	4.82%
Senior notes – 4.75% due 2030	September 15, 2030	400,000	4.75%	400,000	4.75%
		1,200,000	4.42%	1,200,000	4.42%
Discount, net of accumulated amortization		(5,830)		(6,473)
Capitalized loan fees, net of accumulated amortization		(6,604)		(7,527)
	Total	$1,187,566		$1,186,000

Unsecured Term Loans and Revolving Line of Credit

The following table summarizes the Company’s term loans and revolving line of credit:

		September 30, 2021		December 31, 2020
	Maturity Date	Balance	Interest Rate	Balance	Interest Rate
Unsecured term loan due 2023 – fixed rate (a)	November 22, 2023	$200,000	4.10%	$200,000	4.10%
Unsecured term loan due 2024 – fixed rate (b)	July 17, 2024	120,000	2.88%	120,000	2.88%
Unsecured term loan due 2026 – fixed rate (c)	July 17, 2026	150,000	2.97%	150,000	3.37%
Subtotal		470,000		470,000
Capitalized loan fees, net of accumulated amortization		(2,257)		(2,441)
Term loans, net		$467,743		$467,559

Unsecured credit facility revolving line of credit – variable rate (d)	January 8, 2026	$—	1.18%	$—	1.25%

(a)	$200,000 of LIBOR-based variable rate debt has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.25% as of September 30, 2021 and December 31, 2020.

(b)	$120,000 of LIBOR-based variable rate debt has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through July 17, 2024. The applicable credit spread was 1.20% as of September 30, 2021 and December 31, 2020.

(c)	$150,000 of LIBOR-based variable rate debt has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid through July 17, 2026. As of September 30, 2021, the leverage grid ranged from 1.20% to 1.70% and the applicable credit spread was 1.20%. As of December 31, 2020, the leverage grid ranged from 1.50% to 2.20% and the applicable credit spread was 1.60%.

(d)	Excludes capitalized loan fees, which are included within “Other assets, net” in the accompanying condensed consolidated balance sheets.

Unsecured Credit Facility

On July 8, 2021, the Company entered into its sixth amended and restated unsecured credit agreement with a syndicate of financial institutions to provide for an $850,000 unsecured revolving line of credit that matures on January 8, 2026 and is priced on a leverage grid at a rate of LIBOR plus a credit spread. In accordance with the unsecured credit agreement, the credit spread set forth in the leverage grid resets quarterly based on the Company’s leverage, as calculated at the previous quarter end, and the Company has the option to make an irrevocable election to convert to an investment grade pricing grid. As of September 30, 2021, making such an election would have resulted in a lower interest rate; however, the Company has not made the election to convert to an investment grade pricing grid.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The following table summarizes the key terms of the unsecured revolving line of credit:

				Leverage-Based Pricing		Investment Grade Pricing
Sixth Amended and Restated Unsecured Credit Agreement	Maturity Date	Extension Option	Extension Fee	Credit Spread	Facility Fee	Credit Spread	Facility Fee
$850,000 unsecured revolving line of credit	1/8/2026	2 six-month	0.075%	1.05%–1.50%	0.15%–0.30%	0.725%–1.40%	0.125%–0.30%

The sixth amended and restated unsecured credit agreement has a $750,000 accordion option that allows the Company, at its election, to increase the total unsecured revolving line of credit up to $1,600,000, subject to (i) customary fees and conditions including, but not limited to, the absence of an event of default as defined in the unsecured credit agreement and (ii) the Company’s ability to obtain additional lender commitments. The sixth amended and restated unsecured credit agreement also includes a sustainability metric based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one basis point annually upon attainment.

The Company previously had a $1,100,000 unsecured credit facility that consisted of the following: (i) an $850,000 unsecured revolving line of credit that bore interest at a rate of LIBOR plus a credit spread ranging from 1.05% to 1.50% and was scheduled to mature on April 22, 2022 and (ii) a $250,000 unsecured term loan that bore interest at a rate of LIBOR plus a credit spread ranging from 1.20% to 1.70% and was scheduled to mature on January 5, 2021. During the three months ended September 30, 2020, the Company repaid the $250,000 unsecured term loan.

Unsecured Term Loans

As of September 30, 2021, the Company has the following unsecured term loans: (i) a $200,000 unsecured term loan maturing in 2023 (Term Loan Due 2023), (ii) a $120,000 unsecured term loan maturing in 2024 (Term Loan Due 2024) and (iii) a $150,000 unsecured term loan maturing in 2026 (Term Loan Due 2026), each of which bears interest at a rate of LIBOR plus a credit spread based on a leverage grid. On July 19, 2021, the Company amended the pricing terms of the Term Loan Due 2026 and included a sustainability metric based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one basis point annually upon attainment. In accordance with the respective term loan agreements, the credit spread set forth in the leverage grid resets quarterly based on the Company’s leverage, as calculated at the previous quarter end, and the Company has the option to make an irrevocable election to convert to an investment grade pricing grid. As of September 30, 2021, making such an election would not have changed the interest rates for the Term Loan Due 2023 and Term Loan Due 2026 and would have resulted in a higher interest rate for the Term Loan Due 2024 and, as such, the Company has not made the election to convert to an investment grade pricing grid.

The following table summarizes the key terms of the unsecured term loans:

Unsecured Term Loans	Maturity Date	Leverage-Based Pricing Credit Spread			Investment Grade Pricing Credit Spread
$200,000 unsecured term loan due 2023	11/22/2023	1.20%	–	1.85%	0.85%	–	1.65%
$120,000 unsecured term loan due 2024	7/17/2024	1.20%	–	1.70%	0.80%	–	1.65%
$150,000 unsecured term loan due 2026	7/17/2026	1.20%	–	1.70%	0.75%	–	1.60%

The Term Loan Due 2023 has a $100,000 accordion option that allows the Company, at its election, to increase the Term Loan Due 2023 up to $300,000, subject to (i) customary fees and conditions, including the absence of an event of default as defined in the amended term loan agreement and (ii) the Company’s ability to obtain additional lender commitments.

The Term Loan Due 2024 has a $130,000 accordion option and the Term Loan Due 2026 has a $100,000 accordion option that, collectively, allow the Company, at its election, to increase the total of the Term Loan Due 2024 and Term Loan Due 2026 up to $500,000, subject to (i) customary fees and conditions, including the absence of an event of default as defined in the term loan agreement and (ii) the Company’s ability to obtain additional lender commitments.

Prior to the July 2021 amendment, the Term Loan Due 2026 bore interest at a rate of LIBOR plus a credit spread ranging from 1.50% to 2.20%.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Debt Maturities

The following table summarizes the scheduled maturities and principal amortization of the Company’s indebtedness as of September 30, 2021 for the remainder of 2021, each of the next four years and thereafter, and the weighted average interest rates by year.

	2021	2022	2023	2024	2025	Thereafter	Total
Debt:
Fixed rate debt:
Mortgages payable (a)	$612	$26,641	$31,758	$1,737	$1,809	$27,802	$90,359
Fixed rate term loans (b)	—	—	200,000	120,000	—	150,000	470,000
Unsecured notes payable (c)	—	—	—	150,000	350,000	700,000	1,200,000
Total fixed rate debt	612	26,641	231,758	271,737	351,809	877,802	1,760,359

Variable rate debt:
Variable rate revolving line of credit	—	—	—	—	—	—	—
Total debt (d)	$612	$26,641	$231,758	$271,737	$351,809	$877,802	$1,760,359

Weighted average interest rate on debt:
Fixed rate debt	4.08%	4.81%	4.10%	3.83%	4.00%	4.31%	4.15%
Variable rate debt (e)	—	—	—	—	—	1.18%	1.18%
Total	4.08%	4.81%	4.10%	3.83%	4.00%	4.31%	4.15%

(a)	Excludes mortgage discount of $(417) and capitalized loan fees of $(144), net of accumulated amortization, as of September 30, 2021.

(b)	Excludes capitalized loan fees of $(2,257), net of accumulated amortization, as of September 30, 2021. The following variable rate term loans have been swapped to fixed rate debt: (i) $200,000 of LIBOR-based variable rate debt has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid through November 22, 2023; (ii) $120,000 of LIBOR-based variable rate debt has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid through July 17, 2024; and (iii) $150,000 of LIBOR-based variable rate debt has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid through July 17, 2026. As of September 30, 2021, the applicable credit spread for (i) 1.25%, for (ii) was 1.20% and for (iii) was 1.20%.

(c)	Excludes discount of $(5,830) and capitalized loan fees of $(6,604), net of accumulated amortization, as of September 30, 2021.

(d)	The weighted average years to maturity of consolidated indebtedness was 5.1 years as of September 30, 2021.

(e)	Represents interest rate as of September 30, 2021, however, the revolving line of credit was not drawn as of September 30, 2021.

The Company’s unsecured debt agreements, consisting of the (i) unsecured credit agreement, as amended, governing the Unsecured Credit Facility, (ii) term loan agreement, as amended, governing the Term Loan Due 2023, (iii) term loan agreement, as amended, governing the Term Loan Due 2024 and Term Loan Due 2026, (iv) note purchase agreement governing the 4.58% senior unsecured notes due 2024 (Notes Due 2024), (v) indenture, as supplemented, governing the 4.00% senior unsecured notes due 2025 (Notes Due 2025), (vi) note purchase agreement governing the 4.08% senior unsecured notes due 2026 and the 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028), (vii) note purchase agreement governing the 4.82% senior unsecured notes due 2029 (Notes Due 2029) and (viii) indenture, as supplemented, governing the 4.75% senior unsecured notes due 2030 (Notes Due 2030), contain customary representations, warranties and covenants, and events of default. These include financial covenants such as (i) maximum unencumbered, secured and consolidated leverage ratios; (ii) minimum interest coverage ratios; (iii) minimum fixed charge coverage ratios; (iv) minimum unencumbered interest coverage ratios; (v) a minimum debt service coverage ratio; and (vi) a minimum unencumbered assets to unsecured debt ratio. All financial covenants that include operating results, or derivations thereof, in their calculations are based on the most recent four fiscal quarters of activity. As of September 30, 2021, the Company believes it was in compliance with the financial covenants and default provisions under the unsecured debt agreements.

As of September 30, 2021, the Company plans on addressing its debt maturities through a combination of (i) cash flows generated from operations, (ii) working capital, (iii) capital markets transactions and (iv) its unsecured revolving line of credit, subject to the restrictions set forth in the Merger Agreement.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(8) DERIVATIVES

The Company’s objective in using interest rate derivatives is to manage its exposure to interest rate movements and add stability to interest expense. To accomplish this objective, the Company uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable rate amounts from a counterparty in exchange for the Company making fixed rate payments over the life of the agreement without exchange of the underlying notional amount.

As of September 30, 2021, the Company has eight interest rate swaps to hedge the variable cash flows associated with variable rate debt. Changes in fair value of the derivatives that are designated and that qualify as cash flow hedges are recorded within “Accumulated other comprehensive loss” and are reclassified into interest expense as interest payments are made on the Company’s variable rate debt. Over the next 12 months, the Company estimates that an additional $9,840 will be reclassified as an increase to interest expense.

The following table summarizes the Company’s interest rate swaps as of September 30, 2021, which effectively convert one-month floating rate LIBOR to a fixed rate:

Number of Instruments	Effective Date	Aggregate Notional	Fixed Interest Rate	Maturity Date
Two	November 23, 2018	$200,000	2.85%	November 22, 2023
Three	August 15, 2019	$120,000	1.68%	July 17, 2024
Three	August 15, 2019	$150,000	1.77%	July 17, 2026

The Company previously had three interest rate swaps with notional amounts totaling $250,000 and a maturity date of January 5, 2021 that were terminated during 2020 in conjunction with the repayment of the Company’s $250,000 unsecured term loan due 2021. At termination, these interest rate swaps were in a liability position and had a fair value of $1,699. The associated other comprehensive income was amortized into expense through the original maturity date. As a result, the Company recognized $64 of interest expense, which is included within “Interest expense” in the accompanying condensed consolidated statements of operations and other comprehensive income (loss), in connection with the termination of these swaps during the nine months ended September 30, 2021.

The following table summarizes the Company’s interest rate swaps that were designated as cash flow hedges of interest rate risk:

	Number of Instruments		Notional
Interest Rate Derivatives	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Interest rate swaps	8	8	$470,000	$470,000

The table below presents the estimated fair value of the Company’s derivative financial instruments, which are presented within “Other liabilities” in the accompanying condensed consolidated balance sheets. The valuation techniques used are described in Note 12 to the condensed consolidated financial statements.

	Fair Value
	September 30, 2021	December 31, 2020
Derivatives designated as cash flow hedges:
Interest rate swaps	$20,534	$31,666

The following table presents the effect of the Company’s derivative financial instruments on the accompanying condensed consolidated statements of operations and other comprehensive income (loss) for the three and nine months ended September 30, 2021 and 2020:

Derivatives in Cash Flow Hedging Relationships	Amount of Loss (Gain) Recognized in Other Comprehensive Income on Derivative		Location of Loss Reclassified from Accumulated Other Comprehensive Income (AOCI) into Income	Amount of Loss Reclassified from AOCI into Income		Total Interest Expense Presented in the Statements of Operations in which the Effects of Cash Flow Hedges are Recorded
	Three Months Ended September 30,	Nine Months Ended September 30,		Three Months Ended September 30,	Nine Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,
2021	$251	$(3,638)	Interest expense	$2,544	$7,558	$18,907	$56,435
2020	$492	$31,446	Interest expense	$3,616	$7,682	$21,941	$58,347

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(9) EQUITY

The Company has an existing common stock repurchase program under which it may repurchase, from time to time, up to a maximum of $500,000 of shares of its Class A common stock. The Company did not repurchase any shares during the nine months ended September 30, 2021 and 2020. As of September 30, 2021, $189,105 remained available for repurchases of shares of the Company’s common stock under its common stock repurchase program. In connection with the Merger Agreement, the Company suspended its common stock repurchase program.

In April 2021, the Company established an at-the-market (ATM) equity program under which it may issue and sell shares of its Class A common stock, having an aggregate offering price of up to $250,000, from time to time. The Company did not sell any shares under its ATM equity program during the nine months ended September 30, 2021. In connection with the Merger Agreement, the Company suspended its ATM equity program.

(10) EARNINGS PER SHARE

The following table summarizes the components used in the calculation of basic and diluted earnings per share (EPS):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Numerator:
Net income (loss)	$17,681		$(2,288)		$37,781		$12,722
Net loss attributable to noncontrolling interests	31		—		40		—
Net income (loss) attributable to common shareholders	17,712		(2,288)		37,821		12,722
Earnings allocated to unvested restricted shares	(75)		—		(187)		(244)
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$17,637		$(2,288)		$37,634		$12,478

Denominator:
Denominator for earnings (loss) per common share – basic:
Weighted average number of common shares outstanding	213,894	(a)	213,385	(b)	213,786	(a)	213,312	(b)
Effect of dilutive securities:
Stock options	—	(c)	—	(c)	—	(c)	—	(c)
RSUs	950	(d)	—	(e)	634	(d)	—	(e)
Denominator for earnings (loss) per common share – diluted:
Weighted average number of common and common equivalent shares outstanding	214,844		213,385		214,420		213,312

(a)	Excludes 904 shares of unvested restricted common stock as of September 30, 2021, which equate to 904 and 907 shares for the three and nine months ended September 30, 2021, respectively, on a weighted average basis. These shares will continue to be excluded from the computation of basic EPS until contingencies are resolved and the shares are released.

(b)	Excludes 868 shares of unvested restricted common stock as of September 30, 2020, which equate to 868 and 790 shares for the three and nine months ended September 30, 2020, respectively, on a weighted average basis. These shares were excluded from the computation of basic EPS as the contingencies remained and the shares had not been released as of the end of the reporting period.

(c)	There were outstanding options to purchase 10 and 16 shares of common stock as of September 30, 2021 and 2020, respectively, at a weighted average exercise price of $15.12 and $15.87, respectively. Of these totals, outstanding options to purchase 6 and 16 shares of common stock as of September 30, 2021 and 2020, respectively, at a weighted average exercise price of $17.38 and $15.87, respectively, have been excluded from the common shares used in calculating diluted EPS as including them would be anti-dilutive.

(d)	As of September 30, 2021, there were 1,166 RSUs eligible for future conversion upon completion of the performance periods (see Note 5 to the condensed consolidated financial statements), which equate to 1,166 and 1,163 RSUs for the three and nine months ended September 30, 2021, respectively, on a weighted average basis. These contingently issuable shares are a component of calculating diluted EPS.

(e)	As of September 30, 2020, there were 974 RSUs eligible for future conversion upon completion of the performance periods, which equate to 974 and 972 RSUs for the three and nine months ended September 30, 2020, respectively, on a weighted average basis. These contingently issuable shares have been excluded from the common shares used in calculating diluted EPS as including them would be anti-dilutive.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(11) PROVISION FOR IMPAIRMENT OF INVESTMENT PROPERTIES

As of September 30, 2021 and 2020, the Company identified indicators of impairment at certain of its properties and took into consideration the most current information available and expectations at the time of the assessment. Such indicators included a low occupancy rate, expected sustained difficulty in leasing space and related cost of re-leasing, significant exposure to financially troubled tenants or reduced anticipated holding periods. The following table summarizes the results of these analyses as of September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020
Number of properties for which indicators of impairment were identified	4	3	(a)
Less: number of properties for which an impairment charge was recorded	—	1
Less: number of properties that were held for sale as of the date the analysis was performed for which indicators of impairment were identified but no impairment charge was recorded	—	—
Remaining properties for which indicators of impairment were identified but no impairment charge was considered necessary	4	2

Weighted average percentage by which the projected undiscounted cash flows exceeded its respective carrying value for each of the remaining properties (b)	108%	141%

(a)	Includes one property that was sold after September 30, 2020.

(b)	Based upon the estimated holding period for each asset where an undiscounted cash flow analysis was performed.

The Company did not record any investment property impairment charges during the nine months ended September 30, 2021.

The Company recorded the following investment property impairment charges during the nine months ended September 30, 2020:

Property Name	Property Type	Impairment Date	Square Footage	Provision for Impairment of Investment Properties
King Philip’s Crossing (a)	Multi-tenant retail	February 13, 2020	105,900	$346
Streets of Yorktown (b)	Multi-tenant retail	September 30, 2020	85,200	2,279
				$2,625
	Estimated fair value of impaired properties as of impairment date			$14,144

(a)	The Company recorded an impairment charge on December 31, 2019 based upon the terms and conditions of an executed sales contract. This property was sold on February 13, 2020, at which time additional impairment was recognized pursuant to the terms and conditions of an executed sales contract.

(b)	The Company recorded an impairment charge as a result of a combination of factors, including expected impact on future operating results stemming from changes in lease terms related to the tenant population and a change in expected hold period. This property was sold on August 11, 2021.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The extent to which COVID-19 impacts the Company and its tenants will depend, in part, on future developments, which are highly uncertain. If the effects of COVID-19 cause economic and market conditions to deteriorate, which, consequently, result in deterioration of operating conditions, and/or if the Company’s expected holding period for assets change, subsequent tests for impairment could result in impairment charges in the future. Indications of a tenant’s inability to continue as a going concern, changes in the Company’s view or strategy relative to a tenant’s business or industry, or changes in the Company’s long-term hold strategies could change in future periods. The Company will continue to monitor circumstances and events in future periods and can provide no assurance that material impairment charges with respect to its investment properties will not occur in future periods.

(12) FAIR VALUE MEASUREMENTS

Fair Value of Financial Instruments

The following table presents the carrying value and estimated fair value of the Company’s financial instruments:

	September 30, 2021		December 31, 2020
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial liabilities:
Mortgages payable, net	$89,798	$91,321	$91,514	$93,664
Unsecured notes payable, net	$1,187,566	$1,296,365	$1,186,000	$1,253,928
Unsecured term loans, net	$467,743	$470,214	$467,559	$464,072
Unsecured revolving line of credit	$—	$—	$—	$—
Derivative liability	$20,534	$20,534	$31,666	$31,666

The carrying value of the derivative liability is included within “Other liabilities” in the accompanying condensed consolidated balance sheets.

Recurring Fair Value Measurements

The following table presents the Company’s financial instruments, which are measured at fair value on a recurring basis, by the level in the fair value hierarchy within which those measurements fall. Methods and assumptions used to estimate the fair value of these instruments are described after the table.

	Fair Value
	Level 1	Level 2	Level 3	Total
September 30, 2021
Derivative liability	$—	$20,534	$—	$20,534

December 31, 2020
Derivative liability	$—	$31,666	$—	$31,666

Derivatives:  The fair value of the derivative liability is determined using a discounted cash flow analysis on the expected future cash flows of each derivative. This analysis uses observable market data including forward yield curves and implied volatilities to determine the market’s expectation of the future cash flows of the variable component. The fixed and variable components of the derivative are then discounted using calculated discount factors developed based on the LIBOR swap rate and are aggregated to arrive at a single valuation for the period. The Company also incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives use Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of September 30, 2021 and December 31, 2020, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation. As a result, the Company has determined that its derivative valuations in their entirety are classified within Level 2 of the fair value hierarchy. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered any applicable credit enhancements. The Company’s derivative instruments are further described in Note 8 to the condensed consolidated financial statements.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Nonrecurring Fair Value Measurements

The Company did not remeasure any assets to fair value on a nonrecurring basis as of September 30, 2021. The following table presents the Company’s assets measured at fair value on a nonrecurring basis as of December 31, 2020, aggregated by the level within the fair value hierarchy in which those measurements fall. The table includes information related to a properties remeasured to fair value as a result of impairment charges recorded during the year ended December 31, 2020, except for those properties sold prior to December 31, 2020. Methods and assumptions used to estimate the fair value of this asset is described after the table.

	Fair Value
	Level 1	Level 2	Level 3		Total	Provision for Impairment
December 31, 2020
Investment property	$—	$—	$2,500	(a)	$2,500	$2,279

(a)	Represents the fair value of the Company’s Streets of Yorktown investment property as of September 30, 2020, the date the asset was measured at fair value. The estimated fair value of Streets of Yorktown was based upon third-party comparable sales prices, derived from property-specific information, market transactions and other industry data and are considered significant unobservable inputs.

Fair Value Disclosures

The following table presents the Company’s financial liabilities, which are measured at fair value for disclosure purposes, by the level in the fair value hierarchy within which those measurements fall.

	Fair Value
	Level 1	Level 2	Level 3	Total
September 30, 2021
Mortgages payable, net	$—	$—	$91,321	$91,321
Unsecured notes payable, net	$816,554	$—	$479,811	$1,296,365
Unsecured term loans, net	$—	$—	$470,214	$470,214
Unsecured revolving line of credit	$—	$—	$—	$—

December 31, 2020
Mortgages payable, net	$—	$—	$93,664	$93,664
Unsecured notes payable, net	$790,379	$—	$463,549	$1,253,928
Unsecured term loans, net	$—	$—	$464,072	$464,072
Unsecured revolving line of credit	$—	$—	$—	$—

The Company estimates the fair value of its Level 3 financial liabilities using a discounted cash flow model that incorporates future contractual principal and interest payments. The Company estimates the fair value of its mortgages payable, net and Level 3 unsecured notes payable, net by discounting the anticipated future cash flows of each instrument at rates currently offered to the Company by its lenders for similar debt instruments of comparable maturities. The Company estimates the fair value of its unsecured term loans, net and unsecured revolving line of credit by discounting the anticipated future cash flows at a reference rate, currently one-month LIBOR, plus an applicable credit spread currently offered to the Company by its lenders for similar instruments of comparable maturities. The following rates were used in the discounted cash flow model to calculate the fair value of the Company’s Level 3 financial liabilities:

	September 30, 2021	December 31, 2020
Mortgages payable, net – range of discount rates used	3.0% to 4.4%	3.5% to 4.2%
Unsecured notes payable, net – weighted average discount rate used	3.11%	3.84%
Unsecured term loans, net – weighted average credit spread portion of discount rate used	1.20%	1.71%
Unsecured revolving line of credit – credit spread portion of discount rate used	1.10%	1.68%

There were no transfers between the levels of the fair value hierarchy during the nine months ended September 30, 2021 and the year ended December 31, 2020.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(13) COMMITMENTS AND CONTINGENCIES

As of September 30, 2021, the Company had letters of credit outstanding totaling $291 that serve as collateral for certain capital improvements at one of its properties and reduce the available borrowings on its unsecured revolving line of credit.

The following table summarizes the Company’s expansion and redevelopment projects as of September 30, 2021:

		Estimated Net Investment		Net Investment as of
Project Name	MSA	Low	High	September 30, 2021
Circle East (a)	Baltimore	$46,000	$48,000	$30,551
One Loudoun Downtown – Pads G & H (b)	Washington, D.C.	$125,000	$135,000	$102,797
The Shoppes at Quarterfield	Baltimore	$9,700	$10,700	$5,353

(a)	Investment amounts are net of proceeds of $11,820 received from the sale of air rights.

(b)	Investment amounts are net of expected contributions from the Company’s joint venture partner.

The closing of the Merger is expected to occur on October 22, 2021. The Company has entered into Merger-related commitments totaling approximately $55,000 to $65,000, which are primarily associated with compensation and financial, legal, tax and audit advisors. See Note 1 to the condensed consolidated financial statements for additional information. If the Merger were not to close, under certain circumstances as defined in the Merger Agreement, the Company may have to pay Kite a termination fee of $107,000 and may also be required, under certain circumstances, to reimburse Kite’s transaction expenses up to $15,000, with the actual amount of such termination fee and expense reimbursement payment subject to an escrow and adjustment mechanism for REIT compliance purposes to provide for a lesser amount to be paid to Kite if necessary to prevent Kite from failing to meet its REIT requirements for such year.

(14) LITIGATION

The Company is subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business. While the resolution of such matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material effect on the Company’s condensed consolidated financial statements. During the nine months ended September 30, 2020, the Company entered into a settlement agreement related to litigation with a former tenant and received $6,100 in proceeds.

As previously disclosed in the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (SEC) by Kite on September 14, 2021, in connection with, among other things, the Merger Agreement, beginning on August 27, 2021, two purported Company stockholders filed substantially similar complaints against the Company and the members of the Company’s board of directors in the United States District Court for the Southern District of New York. One of these complaints also names Kite and Merger Sub as defendants. The complaints are captioned as follows: Wang v. Retail Properties of America, Inc. et al., No. 1:21-cv-07237 (S.D.N.Y. filed August 27, 2021); and Hopkins v. Retail Properties of America, Inc. et al., No. 1:21-cv-07324 (S.D. N.Y. filed August 31, 2021). The complaints variously assert, among other things, claims under Section 14(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Rule 14a-9 promulgated thereunder against the Company and the members of the Company’s board of directors and claims under Section 20(a) of the Exchange Act against members of the Company’s board of directors (and, in one case, Kite and Merger Sub) for allegedly causing a materially incomplete and misleading registration statement on Form S-4 filed on August 23, 2021 with the SEC. Among other remedies, the plaintiffs seek to enjoin the Merger. Four additional lawsuits were filed against the Company and the members of the Company’s board of directors between September 14, 2021 and October 12, 2021 under the captions Callebs v. Retail Properties of America, Inc. et al., No. 1:21-cv-07593 (S.D.N.Y. filed September 10, 2021); Sheridan v. Retail Properties of America, Inc. et al., No. 1:21-cv-04066-SCJ (N.D.Ga. filed October 1, 2021); Whitfield v. Retail Properties of America, Inc. et al., No. 2:21-cv-04390 (E.D.Pa. filed October 6, 2021); and Reinhardt v. Retail Properties of America, Inc. et al., No. 1:21-cv-04187-SCJ (N.D.Ga. filed October 8, 2021), which are substantially similar to the other two complaints. Also, on September 15, 2021, a purported Kite shareholder filed a complaint against Kite and the members of the Kite board of trustees in the United States District Court for the Eastern District of New York, captioned as follows: Gentry v. Kite Realty Group Trust et al., No. 1:21-cv-05142 (E.D.N.Y. filed September 15, 2021). The complaint asserts substantially similar claims under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 as the other complaints against the Company and the Company’s board of directors. It is possible additional lawsuits may be filed against the Company, Kite and/or their respective boards between the date of these financial statements and consummation of the Merger.

RETAIL PROPERTIES OF AMERICA, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company believes that the disclosures set forth in the joint proxy statement/prospectus comply fully with all applicable laws and denies the allegations in the pending actions described above and believes they are without merit. Nevertheless, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its shareholders, the Company has voluntarily supplemented certain disclosures in the joint proxy statement/prospectus with the supplemental disclosures set forth in its Current Report on Form 8-K filed with the SEC on October 8, 2021. Nothing in those supplemental disclosures shall be deemed an admission of the legal merit of the various litigation matters described above or of the necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the various litigation matters that any additional disclosure was or is required or material.

(15) SUBSEQUENT EVENTS

Subsequent to September 30, 2021, the Company:

•	paid the cash dividend for the third quarter of 2021 of $0.075 per share on its outstanding Class A common stock, which was paid on October 8, 2021 to Class A common shareholders of record at the close of business on October 1, 2021.

On October 19, 2021, the Company and Kite each held a special meeting of shareholders at which both shareholder groups approved the respective Merger-related proposals. The closing of the Merger is expected to occur on October 22, 2021, subject to the satisfaction of certain closing conditions; however, there can be no assurance that (i) all closing conditions will be satisfied or waived by October 22, 2021, (ii) the Merger will close on October 22, 2021 or (iii) the Merger will be consummated. The Company estimates approximately $55,000 to $65,000 of Merger-related costs will be incurred, which are primarily related to compensation and financial, legal, tax and audit advisors. The Merger Agreement and the agreements under which the RSUs were granted and other agreements provide that all RSUs outstanding immediately prior to the Effective Time will be canceled at the Effective Time and the holder of each RSU will be considered to have earned 153% of the performance metrics applicable to such RSU, and will be entitled to receive, for each earned RSU, 0.623 Kite shares, plus cash for any fractional share and the dividend equivalent with respect to the earned RSU. In addition, the Merger Agreement provides that all unvested restricted shares outstanding at the Effective Time will be assumed by Kite and converted into the right to receive 0.623 common shares of Kite (rounded up to the nearest whole share). Certain of these awards will become fully vested at the Effective Time and the remaining outstanding awards will continue to have and be subject to the same terms and conditions prior to the Effective Time. Further, the Merger Agreement provides that at the Effective Time, all outstanding options will be canceled and the holder will receive in cash the excess of (i) the product of the number of shares of Company common stock subject to such options, multiplied by 0.623, multiplied by the Kite share price over (ii) the product of the number of shares of Company common stock subject to such options multiplied by the exercise price.

Subsequent events have been evaluated through October 20, 2021, the date financial statements were available.